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                                                                   Exhibit 23(e)

                         CONSENT OF FINANCIAL ADVISORS

        We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated as of November 17, 2000 and to the references to our firms in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

/s/ Southard Financial
Southard Financial

/s/ Gerrish & McCreary LLC Consultants
Gerrish & McCreary LLC Consultants

November 16, 2000